Exhibit 99.2

Company: Tidewater Inc.

Event: Dahlman Rose & Co. Ultimate Oil Services and E&P Conference

Speaker: Jeff Platt - CEO, Joe Bennett - Executive Vice President, Investor Relations

Date: December 3, 2012

Jim Crandell

Okay. Our next company presenting today will be Tidewater. Here from Tidewater, we have Jeff Platt, who was recently appointed CEO of Tidewater and Joe Bennett, Executive Vice President of Investor Relations. Jeff graduated from the University of Pittsburgh, with a Bachelor of Science degree in Electrical Engineering in ‘79, and completed the Harvard Advanced Management Program in 2006. He was with Schlumberger and Rollins Environmental Services, for a total of 15 years and joined Tidewater in 1996, as General Manger of their activities in Brazil. In September 2001, he assumed responsibility for all Tidewater’s activities in Mexico. Shortly afterwards, he was promoted to Vice President with responsibility for activities in all of South America, Mexico and the Caribbean. In 2004, he was promoted to Senior Vice President with responsibility over the Americas, the Middle East and India. In 2006, he became EVP and then in March 2010, Chief Operating Officer. And just recently, on June first, he became President and Chief Executive Officer of Tidewater. I should say, I also want to add, the founder of the Supply Vessel Business in the world and, really, a company with a remarkably great tradition. So, I’m very happy to introduce Jeff to our conference, Jeff.

Jeff Platt

Thank you very much Jim and welcome everybody this morning for taking interest in our company. We’ll go ahead and start with our presentation today. And, first we have the safe harbor disclosure to take care of the lawyers in the room, make sure that we don’t get in trouble that way. And in starting in our presentation, both Joe and I are going to cover this morning; we’ve got some key take a way’s that hopefully we’ll touch on in the presentation. As with Tidewater, first and foremost our focus operationally and the services that we provide to our clients; safety, compliance and an operating excellence around the world. The tide is turning. The overall fundamentals underlining the oil and gas industry we think are strong; and in particular when you look at the rig count, both the deep water and the shelf jackup market. We’ll take a look at that, but overall the trend is upwards and incrementally we’re actually into some new territory, with respect to the number of working rigs on the deep water side, and we’re very close to eclipsing what had been the prior peak on the jack up market. Which again, for us that would be our tow supply and supply vessels that support that segment of the activity. Tidewater, as Jim said, we invented the OSV business, going back more than 50 years. And over those 50 years we have grown with our clients to be, really, the worldwide provider of this service, and again, the growth that we’ve achieved and also the earnings that we’ve had over that 50 years, I think, are very impressive and that which we are very proud of. Talked a little about the 50 years that Tidewaters been in the space, for over 50 years. And what we have grown with today is really an unmatched global presence and also the scope of operations and the service that we provide to our clients really is unmatched. Geographically, we will have regional competitors, but overall Tidewater is the world brand. The world footprint that we have is really unmatched in our space.

After a lot of years of reinvestment in the fleet, Dean Taylor, my predecessor, he inherited 600 old ships about 10 years ago; a great franchise, a great worldwide presence. Nonetheless, the fleet needed to be reinvested into. And we’ve gone through that journey; we’re not completed with that yet, but today the results, I think, are impressive resulting for Tidewater, we have the largest OSV fleet and the newest OSV fleet in the world. We’ll take a look at some of those numbers and see what we’ve accomplished.

And then, with all of that reinvestment, which is a little bit over $4 billion, we’ve done that and really kept the balance sheet a real strength for Tidewater. We are a conservative company, but again the $4 billion, the reinvestment, we’ve done that, and our balance sheet for us today is still extremely strong. And I think it is the envy certainly in our space, and it gives us optionality to look to build towards the future, to maybe look in some different directions for Tidewater to go into, other than the traditional OSV space. So we’ve reinvested in the fleet and done so and maintained that balance sheet.

First and foremost, with Tidewater, any meetings that we have, be it with our clients, be it internally and even with the investment community, we talk about our safety program that we’ve had. We use the snake. It’s not a surprise to anybody here who’s seen any Tidewater presentation. Internationally for us, that translates across many languages.

Again, we look at operating safely. It’s like holding that snake. As long as you pay proper attention, he’s under control, the snake’s under control. The minute you forget about it, the minute you realize that safety and performing safely each and every day in every operation, that’s when certainly, very unfortunate things can occur to hurt both people and the environment and equipment.

This is a chart that we use. It’s the total recordable incident ratio for Tidewater going back over about a 10-year period. Here, we’re comparing ourselves to some of our clients, Exxon and others, that are known for their safety record. Tidewater is the blue rectangle in that. And that’s the total number of recordable incidents, over 200,000. Less is better.

And again, we compare extremely favorably with our clients. And if we put up there, some of the industry, the OSV industry statistics, which I think we might do down the road, that number would be in about 0.35 or 0.4 for the industry, and we’re about a third of that. So, that’s something we’re very, very proud of, but again, it’s something you have to work at each and every day.

In talking about the fundamentals for us, the single best proxy is the health of the drilling industry, the number of rigs working. And in taking a look at where we are today, the solid blue line on top that’s the number of jack-ups, and the gold is the number of floaters.

And in just, kind of put this in comparison to where we are today, roughly 354 jack-ups. Actually, that’s a couple of weeks old, that number’s up. And the floaters are where we’re at. To walk backwards a little bit, right before the Macondo in the peak before we had the Asian and the world economic meltdown back in 2008, that’s where we were at the peak. After that, you can see that the jack-ups really declined. A lot of that was here in the Gulf of Mexico. But where we are today, we’re back, and we’re just about at the point on the jack-ups, the number of jack-ups working worldwide, to eclipse where we were at the previous peak, and certainly the floaters, the deep water market, has continued to be strong and has grown. That’s where we are today.

Doing some scenarios and looking at some discrete points in time, that July 2008, that we just showed you, that peak, there were about a little over 600 rigs working worldwide, about 190 rigs under construction, 186 rigs under construction. The global OSV, and we’re talking anchor handlers and PSV’s, a little over 2,000. And the number of new vessels under construction, a little over 700. If you did the vessel to rig ratio, it would be a little bit under 3.4.

The trough of that previous slide, January of 2011, which we think was absolutely the bottom of the, sort of the fundamentals, working rigs had dropped to below 540, rigs under construction had dropped to about 120 at that point in time. The number of OSV’s, just under 2600 and the number of OSV’s under construction had dropped as well, but a little under 370. And if you kind of do the math you’re at about 4.8 vessel to rig ratio. We like to see that number, if you get that below 4, we think that’s a pretty good index or indice of the health of the OSV space.

Where we are today, we find ourselves at about 643 rigs, again that certainly eclipses what was the previous peak. Most of the, and again, we’re almost there with the jack-ups, but certainly on the deep water rigs, that’s where the majority of the rig increase has occurred over the last several years. Rigs under construction were back up to just under 200, and when you look at the type of rigs, it’s a little bit more than 50%, are deep water floaters and floater rigs, a little less than 50% are jack-ups, when you look at that. So, again, there’s a lot of jack-ups on order as well as deep water rigs that are slated to be delivered here over the next several years. OSV, the total population, and we get this number from ODS Petrodata, it’s up to 2820.

I’m not trying to tell you that there’s 2800 working OSV’s in the world. This is Petrodata’s kind of number. If that number really working, if there’s maybe 2400, 2500, I think that would be a little more reasonable. There’s a lot of vessels being counted in that, that today really are not operational, not really competing in the market. And the order book on the OSV side, it’s about 440 ships under construction. And if you do the math there, we’re about 4.4 or a little bit under 4.4 on that vessel to rig ratio.

We’re just kind of fast forwarding and doing a little bit of “What if” numbers, what if the total rigs go up to 750, again as I talked about it, we’ve got about 200 rigs or a little bit under 200 rigs on order. I don’t think that’s a number that’s really stretching the imagination. Not all of that will be incremental, but certainly there’s going to be, we think, a continued increase in the number of rigs working. If you look at the total OSV fleet, if we drop that from 2820 to 2625, I think that’s a reasonable number, we’ll look at a slide showing you the age profile. A lot of that is predominantly vessels that have reached 25 years and older, being pushed out of the market by our clients. And again, that puts you, if you do the math at that point, it gets that ratio at about 3.5, which we think getting to that and trending to that, and really achieving a number of about 3.5, would bode very well for the industry.

In looking at the age profile, this is a histogram of OSV year of construction. And again, everything to the left of that large arrow, the blue and the red, there’s about 750 ships that are 25 years or older. And, again, we’re seeing those getting pushed out of the market. Our clients, basically, they want new equipment, so that equipment has really achieved the end of its useful life.

This is a chart that shows Tidewater’s fleet. This is our active fleet. And aain, you can see the concentration to the right of that, that’s all the new construction. We still have a handful of traditional vessels that are working, but to put numbers on it, today we’ve got about 220 new vessels, and again that new fleet has an average age of 5.5 years. That is the newest, largest OSV fleet in the world, that makes up that percentage in that 220.

And Again we have a handful, just under 30 traditional vessels. They have an average age of about 27.5 years. And when you dig into the details on that, there’s less than 20, the number is 19 OSV’s, so that’s got a handful of tugs in there, a couple of specialty boats that are in there. But of the 29 older traditional vessels, it’s 19 that are either PSV’s or anchor handlers in the OSV class. So you can see that we’ve really migrated and that old fleet has gone away and over next year and a half that 29, I expect, will drive right down to zero.

Comparing Tidewater with to others in our space, we are the largest OSV operator. Again, you can see the numbers and you can probably put the names to it. One take-away from this slide, even with the larger players, it’s still a fragmented market. In that OSV space of roughly 2800 vessels, there are a lot of small fleet operators worldwide. So it is a fragmented fleet. Nonetheless, we are the largest in it.

In looking at the earnings per share through cycle, this is going back several years, you can see where we got up to a little under $8.00 a share. We believe, when we finish our 2012, our fiscal year in March, we think we’re climbing up on the right side of that, in a new cycle going forward. So we’re pretty excited about where we are, maybe in the second or third innings of the recovery that we’re in right now. Given that we don’t have a double-dip worldwide recession, we’re very bullish, we think, on the whole space, and our space in that, in particular.

Our global strength, where we operate, Tidewater has grown, over the 50+ years, international experience. We’ve grown with our clients. Again, as I mentioned earlier, we have the largest scale and scope of operations worldwide, providing the services to our clients. What does that bring to the table for us? Well, we think, obviously as different areas have higher growth spurts, if you will, it allows us to capitalize on that. Typically international are longer term contracts than you have domestically. Better utilization with the longer term contracts. And again, overall, it allows us to achieve higher day rates. And when you look at who we work for, given the fact that we work on a world stage, it’s the IOC’s and the NOC’s, it’s a very good customer base portfolio.

This is the worldwide fleet, where we are, that’s the Tidewater boots on the ground. Unlike some of our competitors, where we operate, there is a Tidewater operation that is nearby. We’ve got management on the ground, technical support on the ground, sales. We think that’s the best way to represent Tidewater, not through third parties. We represent ourselves and we think that answers and meets our clients’ needs most effectively.

In kind of walking around, the largest group for us is Sub-Saharan Africa. It’s about 120 some ships operating there going to the Americas, 86 ships. In the Middle East, which has been a growth area for us, this includes Saudi Aramco, that runs from Egypt down through India. And then on the west coast, or not the west coast, excuse me; the very Far East, that runs from Australia up into China. You can see that we have about 29 ships operating there.

And again, overall we still have some U.S. flagged equipment that is operating outside of the Gulf. We have moved some deep water PSV’s back to capitalize on the market here. We don’t have a bias against the U.S. market. About 8% of, I think, our revenue last year came domestically. That’s up a little bit. We will take and move equipment back here, but the U.S. Gulf, the return of the market here, is primarily deep water and it’s deep water PSV’s, so that market is very good for us everywhere, so to justify moving a U.S. flagged vessel back really requires a good contract here, and we have done that to capitalize on that. With that I’ll turn it over to Joe. Thank you. Thank you very much.

Joe Bennett

Thank you Jeff. Jim, it’s always a pleasure to be back and presenting to you and your group. I’ll continue on the Tidewater story here. As Jeff mentioned, we’ve spent the last 12 years reinventing our fleet, expanding the earnings capacity of our fleet.

This is what the score card looks like today, at the end of September. 252 new ships that we have invested in, including 30 that are still under construction. A total price tag of about $4 billion on that, of which $3.5 billion have already been paid. You look at where the concentration has been, it’s pretty obvious. Deep water PSV’s, shallow water towing supply and supply vessels, account for about $3.4 billion of the $4 billion in total. A few deep water anchor handlers, a decent number of, “other vessels”, and that’s largely crew boats. And you see the associated investment in those 57 boats isn’t all that significant. Those are smaller pieces of equipment. But we’re very satisfied with the decisions that we have made thus far, and, as Jeff said, we’re not totally done with this program yet, we still have a little bit left to go onto it, but very satisfied with the decisions that have been made in regards to that.

As Jeff said, the snapshot at the end of September, 222 new vessels currently operational in our fleet, with an average age of about 5.5 years. This snapshot, again, of what’s in the backlog at the end of September 30, new boats are heavily weighted toward our deep water PSV market. Again, we owe about $485 million on these vessels. These will be delivered primarily over the next two years and the associated cap-ex, you see in the footnote there, spread equally, and we believe pretty easily handled by our cash flow from operations in order to pay for this equipment.

We don’t believe this is the end of the new build and acquisition cycle. Our preference is to acquire already built or under construction vessels and we’ll continue to look at those opportunities and take advantage of them.

What has happened over this time, over the 12 year period that we’ve invested this $4 billion? This is a slide that shows what our cap-ex has been on an annual basis. We’ve been a consistent dividend payer, in fact we’ve increased our dividend about 4 years ago, to $1.00 a share annually now. And also, at times, have taken advantage of some share buyback authorizations, and bought back shares.

If you accumulate all the numbers in the lines shown there, it’s our cash flow from operations, which obviously moves around with the cycles. And, but if you look at the total numbers involved here, we spent just over $4 billion during this 12 year period on cap-ex, $1 billion in total on dividends and share buybacks during this period of time. Cash flow from operations totaled about $3.6 billion, and while not gaining a lot of attention on a quarter-by-quarter basis, the proceeds from us selling our older boats, in just about every case outside of our industry, totaled just over $700 million.

So when you accumulate the outflows and the inflows and compare it, there are about $5.1 billion outflows through the share buybacks, dividends, and cap-ex, and $4.3 billion of incoming, cash flow from operations and proceeds from the sales of our own equipment; the differential being about $800 million, and in fact, that’s about what we have in debt on our balance sheet, which you see here. Actually, $890 million in debt at the end of September.

A still a very, we think, conservative net debt to net cap ratio of 23%, or even on a gross basis, 26%. And by the way, that $890 million of debt is really, consists of two private placement debt offerings with an average coupon of about 4.3%. So good, cheap money that again, we feel very satisfied having done, and still, ready liquidity of just short of $600 million, through a $450 million unused line of credit that’s it totally undrawn, plus the cash that’s on our balance sheet. So again, still well funded to take advantage of opportunities that we continue to see in the market place.

One of the things that we want to talk about and address financially is our revenue and operating margin. Operating margin, our definition is as simple as vessel revenues less vessel operating expenses. And what this slide shows, again over the last several years, is the ebbs and flows of the revenue stream through a cycle, and the operating margin. And then if you look at this over a period of time, and, of course, everybody, now that we’re talking about being in the early innings of what we believe will be a very nice ball game and an up cycle, they want to compare it to the last up cycle. And you can do so here by looking at our fiscal ‘09 figures, which was our last up cycle at its peak. And what we averaged in revenue, which was about $340 million a quarter in revenues, and operating margins that got up to about $174 million.

So where are we now as compared to those peak times? So we draw some lines on here. And we say, “Well, if you look at the revenue stream, we’re right about $300 million. In this last quarter we did $302 million of vessel revenue. And the operating margin is just short of the $150 million range. So we’re not where we want to be, where we believe we will go as this market continues to improve. The line is our operating margin percentage that maxed out, on a total fleet basis, of a little greater than 50%. The last couple of quarters we’ve been in the low 40% range. We see that improving as the day rate structure improves.

So we feel good about all this, and another way of looking at it, I now have three slides that will depict our classes, our main classes of vessels. Deep water PSV’s, over the last several years you see the dark line is our average day rate, as quoted in our quarterly reports. And specifically I would highlight the last few quarters, where we’ve seen a significant rise in the average day rate. In fact, this last quarter alone, that average day rate increased by almost $2500 in one quarter. And also I would suggest, if you look at that average day rate, where we averaged over $27,000 a day for this group of about 57 vessels, that that group, as a whole, has already matched and exceeded the average day rate during the last peak period, again, going back to fiscal ’09.

And because these vessels operate under generally longer term contracts, pretty common, two years, that we’ve only re-priced about half of this fleet so far. So we still have the other half to re-price. So we expect, even if leading edge day rates for this fleet stabilize, you should see a nice continued increase in our reported average day rates, just as contracts roll over in this space.

The dotted line is utilization adjusted day rates. So what you’d want to see in any of these three slides is those two lines fairly close together, and that’s what you see in here. These group of assets are averaging about 85% utilization and that’s pretty strong. 90% on a consistent basis would be maximum actual practical utilization, because we have known downtimes for dry-docking, mobilizations and things like that.

This group of assets, in the last quarter, accounted for 40% of our vessel revenues. The next group, much smaller number of assets about 11, only 11, deep water anchor handlers. A market that we’re not, frankly, as excited about. With all the DP rigs that are under construction and already in the fleet, the need for anchor handling vessels is less today than what it was in the older days. But, with that, we’re very satisfied that we have 11 of these assets and you see a real variation. This is a market whose day rates have been hit pretty hard, yet, the utilization adjusted line you see pretty close to it. So pretty nice utilization and a day rate that’s adequate, not great, but again exposure very limited.

This is the towing supply and supply fleet. So these are the assets that support the jack up market globally. What have we seen thus far? Well, we, again, an 87% utilization rate, an outstanding rate, unfortunately the rest of the world is not up to that 87% or you would see the dark blue line moving upward.

So, as far as earnings capacity of this company, this is a group of over 100 new vessels of this class in our fleet, whose day rate, as you can see by the dark line, is flat, and has been flat. This is real room for growth, and you see, if we can return these average day rates to what they were in the peak market, that’s a difference of about $5 to $6 thousand a day on 100 assets. Those are big, big numbers, and what we really truly need to get our earnings power and capacity moving in even a greater way. Which is depicted by this, and this is our last slide that we’ll just walk through.

If you look at our new vessels, our current fleet of those 220 odd vessels, plus the 30 under construction, plus a few more. This is meant to be a sensitivity, not a prediction of earnings, but a sensitivity. We end up with 270 new vessels in our fleet in the near future. And they first repeat exactly the utilization, exactly the day rate, and the operating margin that existed in this past September quarter, we would earn about $4 of earnings and the EBITDA that you see there, about $450 million.

If we adjust the day rate by 10% and frankly hardly touch the utilization assumption, you see how sensitive our earnings are to an improving earnings per share. Jumps up to $6 and a nice jump in the

EBITDA number. Again, another 10% movement in day rate up to about $19,500 a day, and you see what the earnings capacity of this company is. This is by no means, we believe, peak earnings. In fact, the operating margin inherent in this $10 of earnings is about 54% to 55%. These new vessels during that peak time a few years ago, maxed out at about 62% operating margin.

So I’m not taking the sensitivity up to those levels. We hope to be able to replicate what we did in the last go around, but we’ll have to see. And I guess people that question can you really put up this kind of increase in day rate. We welcome you to look at what has happened in this past year when the day rate has moved from about $14,300 in one year time frame, up to $16,246. So that’s about a 14% increase in the last year.

So, we don’t think that these improvements in day rates are pie in the sky and are something that can absolutely happen. And this is the story for Tidewater. The earnings capacity of this new fleet we’re excited about and very optimistic given the macro view of this industry. With that Jim, we’ll open it up.

Jim Crandell - Questioner

Okay. Thank you. We have time for questions. Okay. Jeff I’ll start. Can you talk about how the opportunities to buy vessels under construction are changing? And then the price of those vessels are changing. Are prices going up, are they about the same? And has Tidewater’s strategy in buying these vessels, maybe, is the final part of this changed at all?

Jeff Platt

Sure. Our overall strategy would be buy to existing equipmentthat’s either in the market, new equipment or that which is under construction that’s already committed. We don’t want to add to the order book. As long as we’re getting the right piece of equipment at the right specifications, we don’t want to add to the overall order book. Of course, you have to have a willing seller, and willing buyer; and we’re a willing buyer at a certain price. And you’ve seen us do some, although not a lot in this presentation. And it’s not in this presentation but in other presentations, we’ve actually looked at where we’ve bought for new construction. You can see a sort of ebb and flow. When the market makes sense for us, when the equipment is reasonably priced, we absolutely buy existing equipment. There’s times when the market starts picking up, everyone values their assets more, and our dollar is better spent, we think, then going to maybe a new construction.

Where we’re at right now is the market is rebounding. We’re seeing, we are seeing some opportunities and we have purchased several vessels on the second hand market, again, equipment that we need the right specifications for it. But overall, the 30 ships that Joe showed you, most of those have been new construction and are new construction projects that either Tidewater’s has initiated or we stepped into someone else’s shoes. So, where we are in the asset valuation, Jim, we still think today we are better served by new construction.

Jim Crandell - Questioner

Okay. Good. With that we’re going to have to close to an end. Thank you very much, Jeff and Joe for your presentation.

Jeff Platt

Thank you very much.